Exhibit 99.1

CafePress Reports Third Quarter 2013 Results

Strong Demand for Customized Wall Art, Home Products and Apparel for Groups During the Quarter

LOUISVILLE, Ky., November 6, 2013 - CafePress Inc. (NASDAQ: PRSS), The World’s Customization Engine®, today reported financial results for the three months ended September 30, 2013.

“Demand for customized products was strong across our e-commerce properties as revenue grew 16% over last year,” said Chief Executive Officer Bob Marino. “Our large corporate partnerships with leading brands including Lionsgate Entertainment and Marvel Entertainment were popular with shoppers and key merchandise categories including apparel, home and electronics, along with new categories such as footwear that contributed to solid growth. From an operations perspective we feel we are well prepared for the holiday season as our plant consolidation process has gone smoothly. We believe that we will exit the year with a more efficient business and an improved cost structure.”

Third Quarter 2013 Financial Highlights

•	Net revenues totaled $50.4 million, compared to $43.6 million in the third quarter of 2012.

•	Adjusted EBITDA was $0.6 million, compared to $1.4 million in the third quarter of 2012.

•	Gross profit margin was 39.3% of net revenues, compared to 41.4% in the third quarter of 2012.

•	GAAP net loss was $(3.1) million (including stock-based compensation, amortization of intangible assets, and acquisition costs), compared to a loss of $(2.4) million in the third quarter of 2012.

•	GAAP net loss per diluted share was $(0.18), compared to a loss of $(0.14) in the third quarter of 2012.

•	Non-GAAP net loss (excluding stock-based compensation, amortization of intangible assets and acquisition costs) was $(1.0) million, compared to non-GAAP net income of $0.0 million in the third quarter of 2012.

•	Non-GAAP net loss per diluted share was $(0.06), compared to non-GAAP net income per diluted share of $0.00 in the third quarter of 2012.

•	At September 30, 2013, cash, cash equivalents, and short-term investments totaled $21.5 million.

Third Quarter 2013 Operating Metrics

•	Orders totaled 1,315,414, a 58% year-over-year increase, including the consolidation of EZ Prints, Inc. into CafePress’ business.

•	Average Order Size (AOS) was $38 including the consolidation of EZ Prints, a 30% decrease year-over-year, reflecting the smaller order size of the EZ Prints B2B business. AOS excluding the impact of EZ Prints was $53, a 2% decrease year-over-year.

Recent Operating Highlights

•	Released new tools to streamline customized e-commerce product creation and share products via social networks.

•	Debuted a new, responsive mobile interface for cell phones and tablets.

•	Introduced new customizable, printable products including products in the footwear, home and electronics categories.

•	Launched apparel-based fundraising platform Tfund.com enabling groups, charities and individuals to raise funds and promote their causes and programs with no upfront costs.

•	Partnered with Hasbro Inc. and MyLifeGames to enable users to create and purchase customized versions of the classic board game Monopoly®.

•	Partnered with Lionsgate Entertainment to offer unique fan designs for film The Hunger Games: Catching Fire on CafePress.com.

•	Partnered with Summit Entertainment to offer unique fan designs for film Ender’s Game on CafePress.com.

•	Offered products from the new TV show Marvel’s Agents of S.H.I.E.L.D airing on ABC.

•	Created a marketplace store for Sony Pictures Television’s Emmy® Award winning drama Breaking Bad.

•	Expanded relationship with Universal Partnerships & Licensing to include fan portals for film properties Bridesmaids and Back to the Future.

•	Unveiled a campaign to support The Breast Cancer Research Foundation.®

Business Outlook

“As we enter our most significant quarter of the year, we expect solid growth in our e-commerce properties. Our guidance reflects changes to certain partner roadmaps including program launches that are occurring later in the quarter than we expected, along with a cautious view on consumer spending during the holidays. We expect to post improved sequential EBITDA margin during the fourth quarter and to generate significant cash from operations resulting in a strong balance sheet as we exit the year,” said Monica Johnson, Chief Financial Officer.

For the fourth quarter of 2013:

•	Net revenues in the range of $88.5 million to $96.5 million.

•	Adjusted EBITDA ranging from $8.0 million to $11.0 million.

•	Non-GAAP net income per diluted share of $.21 to $.31.

•	Weighted average fully diluted shares estimated at 17.4 million.

For fiscal year 2013:

•	Net revenues ranging from $244 million to $252 million, a year-over-year increase of 12% to 16%.

•	Adjusted EBITDA of $10 million to $13 million.

•	Non-GAAP net income per diluted share of $0.02 to $0.13.

•	Weighted average fully diluted shares of approximately 17.3 million.

•	Total capital expenditures in the range of $11.5 million to $12.5 million.

Third Quarter 2013 Conference Call

Management will review the third quarter 2013 financial results and its forward guidance on a conference call on Wednesday, November 6, 2013 at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Time). To participate on the live call, analysts and investors should dial 1-877-941-1427 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, non-GAAP income, and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include, among other matters, statements regarding the

Company’s expectations as to the development of its corporate partnerships and the timing of launches of various corporate programs, the Company’s belief that it is well-prepared for its holiday season, the anticipated impact of plant consolidation efforts, the Company’s belief that it will exit the year with a more efficient business and cost structure, and it expects to post solid growth, improved sequential EBITDA margin during the fourth quarter of 2013 and to generate significant cash from operations resulting in a strong balance sheet at the end of its fiscal year 2013, including the statements under the caption “Business Outlook,” including the Company’s expected financial performance and outlook for the fourth quarter and full year 2013 with respect to net revenues, adjusted EBITDA, non-GAAP net income per diluted share, weighted average fully diluted shares and total capital expenditures, and statements regarding the benefits of the Company’s non-GAAP financial measures.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in these forward-looking statements. Factors that might contribute to such differences include, among others, any negative impact to our brand reputation or recognition, or our sales of user-designed products; the interruption of our production and fulfillment operations; interference with our ability to procure or receive inventory; our ability to maintain the proper functioning of our websites; economic conditions generally or downturns and the general state of the economy and consumer spending trends; intensified competition, which could lead to further pricing pressure among other effects; our ability to attract customers and expand our customer base and meet production requirements; risks and uncertainties arising from the integration of EZ Prints following the merger; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to timely develop new product and service offerings, as well as consumer acceptance of new technologies and new products and services; our ability to develop additional adjacent lines of business to complement our growth strategies; litigation and claims brought against us, including, but not limited to, claims relating to the securities laws, our content or for infringing or misappropriating intellectual property; our failure to protect the confidential information of our customers; our failure to adequately protect our network from attacks; changes in expense levels; changes in search engine algorithms which may adversely affect the page rankings of our products and services; disruptions in our channel partner relationships or changes in partner product roadmaps which may reduce our revenue or impair our growth; the gain or loss of significant corporate partners or specific partner programs and/or an increase in our dependencies on such corporate partnerships; our ability to provide accurate search results and recommendations across our long tail marketplace catalogues; fluctuations in the revenue contribution as between our various e-commerce properties, risks and uncertainties related to our growth strategy, particularly the success and benefits of any future acquisitions and the integration thereof; and acquisition-related and litigation-related risks and associated expenses and difficulty in estimating impact and costs related thereto.

For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarter ended

June 30, 2013, as filed with the Securities and Exchange Commission on August 12, 2013 and in other reports filed by the Company with the Securities and Exchange Commission from time to time, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

About CafePress (PRSS):

CafePress Inc. is The World’s Customization Engine®. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. CafePress’ portfolio of e-commerce websites and services includes CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, Logosportswear.com and EZ Prints, Inc. Additionally, CafePress Services drives revenue for corporate partners by providing turnkey, personalized e-commerce solutions. For more information click on www.cafepress.com.

CafePress Inc.

Media Relations:

Sarah Segal

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Alex Wellins

415-217-5861

alex@blueshirtgroup.com

CafePress Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net revenues	$50,443	$43,558	$155,353	$130,537
Cost of net revenues	30,622	25,541	95,602	76,015

Gross profit	19,821	18,017	59,751	54,522

Operating expenses:
Sales and marketing	14,233	12,401	42,789	34,338
Technology and development	5,094	3,661	15,415	9,810
General and administrative	4,297	4,003	13,185	12,181
Acquisition-related costs	546	1,134	324	2,508

Total operating expenses	24,170	21,199	71,713	58,837

Loss from operations	(4,349)	(3,182)	(11,962)	(4,315)

Interest income	11	18	37	58
Interest expense	(46)	(46)	(152)	(146)
Other (expense) income, net	(5)	—	(1)	—

Loss before income taxes	(4,389)	(3,210)	(12,078)	(4,403)
Benefit from income taxes	(1,271)	(827)	(3,260)	(1,216)

Net loss	$(3,118)	$(2,383)	$(8,818)	$(3,187)

Net loss per share of common stock:
Basic and diluted	$(0.18)	$(0.14)	$(0.51)	$(0.22)

Shares used in computing net loss per share of common stock:
Basic and diluted	17,153	17,095	17,134	14,319

CafePress Inc.

Condensed Consolidated Balance Sheet

(In thousands, except par value amounts)

(Unaudited)

	September 30,	December 31,
	2013	2012
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,750	$31,198
Short-term investments	1,740	9,403
Accounts receivable	4,844	10,390
Inventory	8,028	9,765
Deferred tax assets	2,794	2,794
Deferred costs	2,795	3,756
Prepaid expenses and other current assets	7,647	4,844

Total current assets	47,598	72,150

Property and equipment, net	21,120	19,892
Goodwill	39,448	40,231
Intangible assets, net	16,145	19,979
Deferred tax assets	5,971	4,417
Other assets	1,213	863

TOTAL ASSETS	$131,495	$157,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,950	$15,088
Partner commissions payable	5,428	7,451
Accrued royalties payable	4,689	6,724
Accrued liabilities	14,367	17,761
Income taxes payable	—	765
Deferred revenue	5,453	9,099
Short-term borrowings	—	894
Capital lease obligations, current	569	531

Total current liabilities	39,456	58,313

Capital lease obligations, non-current	2,190	2,282
Other long-term liabilities	2,346	3,628

TOTAL LIABILITIES	43,992	64,223

Stockholders’ Equity :

Preferred stock, $0.0001 par value: 10,000 shares authorized as of September 30, 2013 and December 31, 2012; none issued and outstanding	—	—
Common stock, $0.0001 par value - 500,000 shares authorized and 17,162 and 17,114 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	96,902	93,890
Accumulated deficit	(9,401)	(583)

TOTAL STOCKHOLDERS’ EQUITY	87,503	93,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$131,495	$157,532

CafePress Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(8,818)	$(3,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,651	4,449
Amortization of intangible assets	3,834	2,495
Gain on disposal of fixed assets	(160)	(86)
Stock-based compensation	2,958	3,062
Change in fair value of contingent consideration liability	(2,460)	575
Deferred income taxes	(771)	(1,135)
Tax (short-fall) benefit from stock-based compensation	(70)	35
Excess tax benefits from stock-based compensation	—	(142)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	5,546	(1,217)
Inventory	1,737	(802)
Prepaid expenses and other current assets	(2,012)	(5,864)
Other assets	(350)	335
Accounts payable	(6,077)	(3,896)
Partner commissions payable	(2,023)	—
Accrued royalties payable	(2,035)	(1,849)
Accrued and other liabilities	(684)	818
Income taxes payable	(765)	(1,539)
Deferred revenue	(3,646)	(379)

Net cash used in operating activities	(9,145)	(8,327)

Cash Flows from Investing Activities:
Purchase of short-term investments	(1,491)	(8,656)
Proceeds from maturities of short-term investments	9,154	7,441
Purchase of property and equipment	(3,999)	(5,140)
Capitalization of software and website development costs	(3,136)	(2,420)
Proceeds from disposal of fixed assets	170	102
Decrease (increase) in restricted cash	170	(170)
Acquisition of businesses, net of cash acquired	—	(7,071)

Net cash provided by (used in) investing activities	868	(15,914)

Cash Flows from Financing Activities:

Payment of short term borrowings	(894)	—
Principal payments on capital lease obligations	(398)	(352)
Proceeds from exercise of common stock options	60	287
Proceeds from sales of common stock in initial public offering, net	—	41,771
Borrowings under insurance financing	940	—
Payments under insurance financing	(428)	—
Excess tax benefits from stock based compensation	—	142
Payments of contingent consideration	(2,451)	—

Net cash provided by (used in) financing activities	(3,171)	41,848

Net increase (decrease) in cash and cash equivalents	(11,448)	17,607
Cash and cash equivalents — beginning of period	31,198	27,900

Cash and cash equivalents — end of period	$19,750	$45,507

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$135	$145
Income taxes paid during the period	997	2,214

Noncash Investing and Financing Activities:
Property and equipment acquired under rent agreement	$321	$—
Property and equipment acquired under capital lease	344	—
Conversion of preferred stock	—	22,811
Common stock issued for acquisition	—	830
Accrued purchases of property and equipment	57	288

Stock-based compensation is allocated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Cost of net revenues	$48	$60	$168	$174
Sales and marketing	122	115	342	423
Technology and development	58	53	178	170
General and administrative	737	761	2,270	2,295

Total stock-based compensation expense	$965	$989	$2,958	$3,062

CafePress Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net loss	$(3,118)	$(2,383)	$(8,818)	$(3,187)
Non-GAAP adjustments:

Interest and other (income) expense, net	40	28	116	88
Benefit for income taxes	(1,271)	(827)	(3,260)	(1,216)
Depreciation and amortization	2,251	1,546	6,651	4,449
Amortization of intangible assets	1,201	864	3,834	2,495
Acquisition-related costs	546	1,134	324	2,508
Stock-based compensation	965	989	2,958	3,062

Adjusted EBITDA*	$614	$1,351	$1,805	$8,199

*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments which were initially recorded in connection with our acquisition of substantially all of the assets of L&S Retail Ventures, Inc. and Logo’d Softwear, Inc., and the business acquisition of EZ Prints, Inc. and third-party fees incurred as part of our acquisitions of L&S Retail Ventures, Inc., Logo’d Softwear, Inc. and EZ Prints, Inc.

CafePress Inc.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income (Loss)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Loss from operations	$(4,349)	$(3,182)	$(11,962)	$(4,315)
Non-GAAP adjustments:
Amortization of intangible assets	1,201	864	3,834	2,495
Acquisition-related costs	546	1,134	324	2,508
Stock-based compensation	965	989	2,958	3,062

Non-GAAP operating income (loss)	$(1,637)	$(195)	$(4,846)	$3,750

CafePress Inc.

Reconciliation of Net Loss to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per Diluted Share

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net loss	$(3,118)	$(2,383)	$(8,818)	$(3,187)
Non-GAAP adjustments:
Amortization of intangible assets	1,201	864	3,834	2,495
Acquisition-related costs	546	1,134	324	2,508
Stock based compensation	965	989	2,958	3,062
Provision (benefit) from income taxes	(630)	(591)	(1,504)	(2,227)

Non-GAAP net income (loss)	$(1,036)	$13	$(3,206)	$2,651

Non-GAAP net income (loss) per share:
Basic	$(0.06)	$0.00	$(0.19)	$0.16

Diluted	$(0.06)	$0.00	$(0.19)	$0.16

Shares used in computing Non-GAAP net income (loss) per share:
Basic	17,153	17,095	17,134	16,198

Diluted	17,153	17,356	17,134	16,698

CafePress Inc.

User Metrics Disclosure

	Three Months Ended September 30,
	2013	2012
User Metrics

Orders	1,315,414	830,819
year-over-year growth	58%	13%

Average Order Value	$38	$54
year-over-year growth	-30%	8%

Average Order Value (excluding EZ Prints)	$53	$54
year-over-year growth	-2%	8%